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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC   20549

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported):  April 24, 1996

                                 NUCLEAR METALS, INC.
                                 --------------------
                (Exact name of Registrant as Specified in its Charter)

     MASSACHUSETTS                  0-8836                 04-2506761
     -------------               ------------          -------------------
    (State or other              (Commission            (IRS Employer
    jurisdiction of              File Number)          Identification No.)
     incorporation)

                   2229 MAIN STREET, CONCORD, MASSACHUSETTS  01742
                 ---------------------------------------------------
                 (Address of Principal Executive Offices) (Zip Code)

                                    (508) 369-5410
                 ----------------------------------------------------
                 (Registrant's Telephone Number, Including Area Code)

            -------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.   OTHER INFORMATION

    In connection with the filing of the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, the report of the Registrant's independent auditors included with the Registrant's financial statements for the fiscal year ended September 30, 1995, expressed concern about the Registrant's ability to continue as a going concern in light of the current status of its indebtedness and potential delays in receiving a critical sales order and payment from a foreign customer for penetrator blanks. During fiscal 1995, the Registrant manufactured penetrator blanks in accordance with a contract option with a foreign customer without funding in order to preserve critical skills within the Registrant. The Registrant had expected a payment of $3,030,000 in September 1995 for work performed on penetrator blanks for the foreign customer. On March 26, 1996, the foreign customer entered into an agreement with the Registrant pursuant to which the foreign customer agreed to pay for the penetrator blank order in three installments. The first and second installments which totaled $1,000,000 and $1,500,000 were received by the Registrant on March 26, 1996 and April 24, 1996, respectively. The remaining payment is due and payable on June 26, 1996. The Registrant believes that receipt of payments totaling $2,500,000 from the foreign customer addresses the basis for the going concern issues raised in the auditors' report and alleviates the need for concern about the Registrant's ability to continue as a going concern.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            NUCLEAR METALS,  INC.


                                            By:  /s/ James M. Spiezio
                                                -----------------------------
                                                 James M. Spiezio, Vice
                                                 President of Finance and
                                                 Administration and Controller




Date:  April 26, 1996


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